                                     CONSENT

     We hereby consent to the use of the opinion, dated November 16, 1999, we have provided to Triarc Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and Millrose Distributors, Inc., as an exhibit to the Registration Statement of Form S-4 (Registration Nos. 333-78625; 333-78625-01 through 333-78625-28).

                               Very truly yours,



                               /s/ SCHENCK, PRICE, SMITH & KING, LLP

                               SCHENCK, PRICE, SMITH & KING, LLP

Dated: December 10, 1999